Exhibit 4.3

SUPPLEMENTAL INDENTURE

Supplemental indenture (this “Supplemental Indenture”), dated as of December 19, 2014, by and among LIN Television Corporation, a Delaware corporation (the “Company”), The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”), and Media General, Inc., a Virginia corporation (f/k/a Mercury New Holdco, Inc.) (the “Guaranteeing Parent”), MGOC, Inc., a Virginia corporation (f/k/a Media General, Inc.) (“Pre-Merger Media General”), Birmingham Broadcasting Co., Inc., a Delaware corporation, Birmingham Broadcasting (WVTM-TV) LLC, a Delaware limited liability company, Blockdot, Inc., a Texas corporation, MGDT, Inc., a Delaware corporation, Media General Communications Holdings, LLC, a Delaware limited liability company, Media General Communications, Inc., a Delaware corporation, Media General Operations, Inc., a Delaware corporation, NES II, Inc., a Virginia corporation, Professional Communications Systems, Inc., a Florida corporation, Virginia Paper Manufacturing Corp., a Georgia corporation, Media General Broadcasting, LLC, a Delaware limited liability company, Young Broadcasting Shared Services, Inc., a Delaware corporation, LAT, Inc., a Delaware corporation, YBT, Inc., a Delaware corporation, YBK, Inc., a Delaware corporation, Young Broadcasting of Albany, Inc., a Delaware corporation, Young Broadcasting of Davenport, Inc., a Delaware corporation, Young Broadcasting of Green Bay, Inc., a Delaware corporation, Young Broadcasting of Knoxville, Inc., a Delaware corporation, Young Broadcasting of Lansing, Inc., a Michigan corporation, Young Broadcasting of Louisiana, Inc., a Delaware corporation, Young Broadcasting of Rapid City, Inc., a Delaware corporation, Young Broadcasting of Richmond, Inc., a Delaware corporation, Young Broadcasting of San Francisco, Inc., a Delaware corporation, Young Broadcasting of Sioux Falls, Inc., a Delaware corporation, Young Broadcasting of Nashville, LLC, a Delaware limited liability company, WATE, G.P., a Delaware general partnership, KLFY, L.P., a Delaware limited partnership, WKRN, G.P., a Delaware general partnership, Young Broadcasting, LLC, a Delaware limited liability company and WHTM Acquisition LLC, a Delaware limited liability company, each of which is a direct or indirect wholly-owned subsidiary of Pre-Merger Media General (collectively, the “Pre-Merger Media General Guaranteeing Subsidiaries”, together with Pre-Merger Media General, the “Guaranteeing Subsidiaries”, and together with the Guaranteeing Parent, the “Guaranteeing Parties”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as supplemented and amended from time to time, the “Indenture”), dated as of October 12, 2012, providing for the issuance of an aggregate principal amount of up to $290 million of 6.375% Senior Notes due 2021 (the “Notes”);

WHEREAS, Pre-Merger Media General and LIN Media LLC, a Delaware limited liability company (“LIN Media”), entered into that certain Agreement and Plan of Merger, dated as of March 21, 2014, with the Guaranteeing Parent, Mercury Merger Sub 1, Inc. and Mercury Merger Sub 2, LLC, providing for the business combination of Pre-Merger Media General and LIN Media (the “Merger”) pursuant to which the Company will become the direct wholly-owned subsidiary of Guaranteeing Parent, Pre-Merger Media General will become the direct wholly-owned subsidiary of the Company and the Pre-Merger Media General Guaranteeing Subsidiaries will become indirect wholly-owned subsidiaries of the Company;

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WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Parties shall execute and deliver to the Trustee a supplemental indenture, pursuant to which each of the Guaranteeing Parties shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantees”); and

WHEREAS, pursuant to Sections 4.13, 5.02(b), 9.01, 9.06 and 10.06 of the Indenture, the Company, the Guaranteeing Parties and the Trustee are authorized to execute and deliver this Supplemental Indenture without notice to, or the consent of, any Holder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Parties and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.     Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.     Agreement to Guarantee. Each of the Guaranteeing Parties hereby unconditionally agrees to jointly and severally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the due and punctual payment of the Notes and the due and punctual payment and performance of all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes, on a senior basis pursuant to, and in accordance with, the terms and conditions of Article Ten of the Indenture and to otherwise assume the obligations and rights as a Guarantor under the Indenture. To further evidence its guarantee to the Holders and the Trustee, and pursuant to Section 10.06 of the Indenture, each of the Guaranteeing Parties hereby agrees to execute and deliver to the Trustee a Guarantee in the form attached hereto as Exhibit A.

3.     Releases. Upon receipt by the Trustee of a request by the Company for a release of any of the Guaranteeing Parties from its respective obligations under Article Ten of the Indenture, which request shall be accompanied by an Officers’ Certificate certifying as to compliance with Section 10.03 of the Indenture, and, upon receipt of an Opinion of Counsel that the provisions of Section 10.03 of the Indenture have been complied with, the Trustee shall deliver an appropriate instrument, prepared by the Company and satisfactory in form to the Trustee, evidencing such release.

4.     No Recourse Against Others. As provided in Section 11.08 of the Indenture, no past, present or future director, officer, employee, incorporator, stockholder, member, partner, manager or trustee of any of the Guaranteeing Parties, as such, shall have any liability for (i) (A) any obligations of the Company or such Guaranteeing Party under the Notes, (B) the Guarantees, (C) the Indenture or (D) this Supplemental Indenture, or (ii) any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5.     Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE WITHOUT REGARDS TO PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.     Counterparts. The parties hereto may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.     Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.     The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Parties and the Company.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly   executed and attested, all as of the date first above written.

LIN TELEVISION CORPORATION,
as the Issuer

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President Chief Financial Officer

[Signature Page to Supplemental Indenture – 6.375% Senior Notes Due 2021]

GUARANTORS:

MEDIA GENERAL, INC. (f/k/a Mercury New Holdco, Inc.), as the Guaranteeing Parent

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President and Chief Financial Officer

MGOC, INC. (f/k/a Media General, Inc.)
MEDIA GENERAL COMMUNICATIONS, INC.
MEDIA GENERAL OPERATIONS, INC.
BLOCKDOT, INC.
BIRMINGHAM BROADCASTING CO., INC.
MGDT, INC.
PROFESSIONAL COMMUNICATIONS SYSTEMS, INC.
NES II, INC.
VIRGINIA PAPER MANUFACTURING CORP.
LAT, INC.
YBK, INC.
YOUNG BROADCASTING OF KNOXVILLE, INC.
YBT, INC.
YOUNG BROADCASTING SHARED SERVICES, INC.
YOUNG BROADCASTING OF LOUISIANA, INC.
YOUNG BROADCASTING OF SAN FRANCISCO, INC.
YOUNG BROADCASTING OF LANSING, INC.
YOUNG BROADCASTING OF ALBANY, INC.
YOUNG BROADCASTING OF RAPID CITY, INC.
YOUNG BROADCASTING OF SIOUX FALLS, INC.
YOUNG BROADCASTING OF GREEN BAY, INC.
YOUNG BROADCASTING OF RICHMOND, INC.
YOUNG BROADCASTING OF DAVENPORT, INC.

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture – 6.375% Senior Notes Due 2021]

MEDIA GENERAL COMMUNICATIONS HOLDINGS, LLC

By:	MEDIA GENERAL OPERATIONS, INC., its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

BIRMINGHAM BROADCASTING (WVTM-TV), LLC

By:	BIRMINGHAM BROADCASTING CO., INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

MEDIA GENERAL BROACASTING, LLC

By:	By: MGOC, INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

YOUNG BROADCASTING, LLC

By:	MEDIA GENERAL BROADCASTING, LLC,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title	Vice President and Treasurer

[Signature Page to Supplemental Indenture – 6.375% Senior Notes Due 2021]

YOUNG BROADCASTING OF NASHVILLE, LLC

By:	YOUNG BROADCASTING OF KNOXVILLE, INC.,
its Sole Member

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

WATE, G.P.

By:	YOUNG BROADCASTING OF KNOXVILLE, INC.,
its Managing Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

By:	YBK, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture – 6.375% Senior Notes Due 2021]

WKRN, G.P.

By:	YOUNG BROADCASTING OF NASHVILLE, LLC,
its Managing Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

By:	YBT, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

KLFY, L.P.

By:	YOUNG BROADCASTING OF LOUISIANA, INC.,
its General Partner

By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Vice President and Treasurer

[Signature Page to Supplemental Indenture – 6.375% Senior Notes Due 2021]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Trustee

By:	/s/ Teresa Petta
	Name:	Teresa Petta
	Title:	Vice President

[Signature Page to Supplemental Indenture – 6.375% Senior Notes Due 2021]

EXHIBIT A

FORM OF SENIOR GUARANTEE

Each undersigned Guarantor (as defined in the Indenture referred to in the Security upon which this notation is endorsed) hereby unconditionally guarantees on a senior basis (such guaranty by such Guarantor being referred to herein as the “Guarantee”), jointly and severally, the due and punctual payment of the principal of, premium, if any, and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium and interest on the Securities, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture.

The obligations of each undersigned Guarantor to the Holders and to the Trustee pursuant to its Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture and reference is hereby made to such Indenture for the precise terms of such Guarantee therein made.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

This Guarantee shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

This Guarantee is subject to release upon the terms set forth in the Indenture.

By:
Name:
Title: